UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 28, 2011(January 27, 2011)
LIZ CLAIBORNE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10689	13-2842791

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
1441 Broadway, New York, New York, 10018
(Address of Principal Executive Offices)
Registrant’s Telephone Number, Including Area Code: (212) 354-4900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
Liz Claiborne, Inc. (the “Company”), is filing this Current Report on Form 8-K (the “8-K”) to report that the Company has entered into severance agreements for its executive officers and other key executives.
On December 31, 2010, severance agreements entered into in December 2008 with the Company’s current executive officers (other than the CEO) expired. In an effort to continue to promote retention and assure a stable and dedicated senior management base, the Compensation Committee approved, and the Company has entered into, severance agreements for each of its current executive officers (other than the Company’s Chief Executive Officer), including its Chief Financial Officer, which provide for the same severance payment amount as, and are otherwise similar to, the previous severance agreements. The agreements expire December 31, 2012, subject to automatic extension for additional one-year periods, unless the Company delivers notice to the officer, on or before October 31st in the year in which the term expiration occurs, of its intent not to extend the term.
The severance agreements provide that in the event that any of such executive officer’s employment is terminated by the Company prior to the then current term of the agreement, other than for cause, performance-based termination, death or disability, or by such officer for certain specified reasons (all as defined in the agreements), then, in addition to accrued salary, such officer shall be entitled to receive, in lieu of any other cash severance payment and in exchange for a release of all claims against the Company, a lump sum payment equal to two times the sum of (i) the officer’s then current annual base salary and (ii) an amount equal to the officer’s then target annual bonus, as well as continued health and welfare benefits for up to 26 weeks following such a termination. If such officer is terminated due to death or disability, the Company will pay an amount equal to the officer’s accrued salary and a pro-rated bonus in an amount equal to the Company’s actual performance as determined pursuant to the provisions of the relevant bonus plan in the performance year of termination, prorated for the number of months the officer was employed during the performance year, payable when other annual performance bonuses are paid. An additional provision of the new form of severance agreement is that if such officer is terminated under a performance-based termination (as defined in the agreements), then the officer shall be entitled to receive, in addition to accrued salary, (i) up to 52 weeks of salary continuation at the officer’s then current annual base salary and (ii) a pro-rated bonus in an amount equal to the Company’s actual performance as determined pursuant to the provisions of the relevant bonus plan in the performance year of termination, prorated for the number of months the officer was employed during the performance year, payable when other annual performance bonuses are paid, as well as continued health and welfare benefits for up to 26 weeks following such termination; under the prior severance agreements, the officer would have been entitled to two times the officer’s then current salary and target bonus in the event of a performance-based termination. As part of the agreements, each such executive is subject to non-competition, non-solicitation and non-disparagement covenants during the officer’s employment term and for 18 months thereafter.

A copy of the form of severance agreement is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits
(c) Exhibits

Exhibit No.	Description
99.1	Form of Executive Severance Agreement
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIZ CLAIBORNE, INC.
Date: January 28, 2011	By:	/s/ Nicholas Rubino
		Name:	Nicholas Rubino
		Title:	Senior Vice President — Chief Legal Counsel, General Counsel and Secretary

EXHIBIT LISTING

Exhibit No.	Description
99.1	Form of Executive Severance Agreement